UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 23, 2025

DATACENTREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42388	85-3651036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 S. Carson St., Suite 200, Carson City, NV 89701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 403-6150

10557-B Jefferson Blvd., Los Angeles, CA 90232

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DTCX	The Nasdaq Stock Market LLC

Item 2.02 Results of Operations and Financial Condition.

On December 23, 2025, Datacentrex, Inc. (the “Company”) announced the unaudited results of operations of its wholly-owned subsidiary Dogehash Technologies, Inc. for the quarter ended September 30, 2025. A copy of the related press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Parker Scott

On December 29, 2025, the Company entered into an employment agreement (the “Employment Agreement”) with Parker Scott, the Chief Executive Officer and Chairman of the Board of Directors (“Board”) of the Company. Pursuant to the Employment Agreement, Mr. Scott will (i) receive a base salary at an annual rate of $450,000 (the “Base Salary”), in substantially equal installments in accordance with the regular payroll practices of the Company, (ii) be eligible to earn a bonus with a target equal to 100% of the Base Salary (the “Target Annual Bonus”) with the amount earned to be based on achievement of factors as determined by the Board or the Compensation Committee, and (iii) be a participant in the Company’s equity-based compensation programs and receive an initial long-term award of 1,250,000 shares of restricted common stock.

Under the Employment Agreement, in the event of termination of Mr. Scott by the Company for “Cause” (as such term is defined in the Employment Agreement), Mr. Scott will be entitled only to the Accrued Benefits (as such term is defined in the Employment Agreement). If however, Mr. Scott is terminated by the Company without Cause or by Mr. Scott for Good Reason (as such term is defined in the Employment Agreement), then Mr. Scott will be entitled to (i) the Accrued Benefits, (ii) an amount in cash equal to one times the sum of the Base Salary and the Target Annual Bonus, payable in substantially equal monthly installments over the 12-month period following termination, (iii) the Pro Rata Annual Bonus (as such term in defined in the Employment Agreement), (iv) all unvested equity grants shall immediately vest, and (v) subject to Mr. Scott’s timely election, continuation of coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, continued copayment of premiums at the same level and cost as if Mr. Scott were an employee of the Company, and continued participation in the Company’s group health plan (to the extent permitted under applicable law) that covers Mr. Scott for a period of 18 months following termination.

In the event of termination by the Company without Cause within 24 months following a Change in Control (as defined below), Mr. Scott will be entitled to a lump sum payment equal to two times the Base Salary and the Target Annual Bonus, the Pro Rata Annual Bonus, immediate vesting of all equity grants, and continuation of group health benefits at the Company’s expense for up to 18 months following termination. "Change in Control" is defined in the Employment Agreement by reference to the Company's 2025 Omnibus Equity Incentive Plan and excludes the Company's emergence from a proceeding under Chapter 11 of the United States Bankruptcy Code and transactions related thereto.

Independent Director Agreements

On December 26, 2025, the Company entered into agreements (the “Independent Director Agreements”) with the Company’s independent directors, consisting of Christopher Ensey, Christopher R. Moe and Allan Evans (the “Independent Directors”). Under the Independent Director Agreements, each Independent Director will be entitled to (i) annual cash compensation totaling $30,000 and (ii) receive an initial grant under the Company’s 2025 Omnibus Equity Incentive Plan (the “Plan”) of 103,550 shares of restricted common stock, on such terms and subject to such conditions as determined by the Compensation Committee, and thereafter, a grant of shares of restricted common stock in the notional amount of $190,000.

The Independent Directors will be entitled to annual cash compensation for service on committees of the Board, as follows: Audit Committee members will receive $10,000 and the chair will receive $20,000; Compensation Committee members will receive $7,500 and the chair will receive $15,000; and Nominating and Corporate Governance Committee members will receive $5,000 and the chair will receive $10,000.

The foregoing descriptions of the Employment Agreement and the Independent Director Agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the Employment Agreement and the form of Independent Director Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

In July 2025, holders of the Company’s common stock and Series D Convertible Preferred Stock (the “Shares”) issued in connection with the Company’s acquisition of Dogehash Technologies, Inc. (the “Acquisition”) entered into lock-up agreements (the “Lock-Up-Agreements”), pursuant to which for a period of 180 days following the issuance of the Shares (the “Lock-Up Period”), subject to certain exclusions, without the prior written consent of the Company or Dominari Securities, LLC, the holders will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Shares (including, without limitation, Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities which may be issued upon exercise of warrants or a stock option) whether now owned or hereafter acquired or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.

The foregoing restriction is expressly agreed to preclude the holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the securities even if such securities would be disposed of by someone other than the holder. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the securities or with respect to any security that includes, relates to, or derives any significant part of its value from such securities.

Notwithstanding the foregoing, the Lock-up Period does not apply to: (A) one-third (1/3) of 18,750,000 Shares acquired by the investors in US Data and Energy, LLC (“USD&E”) in connection with the closing of the acquisition of the assets of such company from and following the Acquisition; plus (B) one-third (1/3) of the Shares acquired by the investors in USD&E from and after the date that is ninety (90) days following the Acquisition; plus (C) one-third (1/3) of the Shares acquired by the investors in USD&E from and after the date that is one-hundred and eighty (180) days following the Acquisition, and pursuant to certain other customary exceptions.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the form of Lock-Up Agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Parker Scott dated December 29, 2025
10.2	Form of Independent Director Agreement
10.3	Form of USD&E Lockup Agreement
10.4	Form of Founders Lockup Agreement
99.1	Press release dated December 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 2, 2026	DATACENTREX, INC.

	By:	/s/ Parker Scott
	Name:	Parker Scott
	Title:	Chief Executive Officer